Exhibit 1A-4

SUBSCRIPTION AGREEMENT

LittleFish, Inc.

A Delaware Corporation

CONFIDENTIAL

LittleFish, Inc.	Subscription Booklet

I.	Instructions to Subscribers

If you wish to acquire Commons Stock ("Common Stock") in LittleFish, Inc. a Delaware Corporation (the "Company,") please read and follow these instructions. All Investors must complete this Subscription Agreement. All Investors are encouraged to consult with their tax advisor, financial advisor, and/or attorney prior to making the decision to invest.

A.	How to Complete this Subscription Agreement

1.	Subscription Agreement

Please complete the Subscription Agreement by first carefully reading and completing this section where indicated. Then, please sign and date the Subscription Agreement where indicated.

2.	Offeree Questionnaire

You must complete the Offeree Questionnaire in full. If you have any questions concerning the information requested in this document, please contact the Company.

B.	How to Subscribe to This Offering

Send checks to the address below or wires to the bank information provided attached.

Contact Info:

1924 E. Maple Ave., El Segundo, Ca 90245. The Company's telephone number is 310-877- 8489. Our website is located at www.littlefishstores.com. You may email the Company CEO, Robert Miller at erifish@aol.com.

II.	Subscript ion Agreement

The undersigned hereby elects to purchase Common Stock ("Common Stock ") of Littlefish, a Delaware Corporation (the "Company").

Note: All capitalized terms in this Subscription Agreement have the same meaning as the same terms defined in Appendix D (Definitions) of the Bylaws.

A.	Purchase of Common Stock

Subject to the terms and conditions hereof and the provisions of the Bylaws, the undersigned hereby irrevocably tenders an offer in amount written below to purchase Common Stock of the Company.

B.	Adoption of Bylaws

The undersigned hereby specifically accepts and adopts each and every provision of the Bylaws and executes this Subscription Agreement as a counterpart signature page to those Bylaws.

LittleFish, Inc.	3	Subscription Booklet

C.	Admission to the Company

Execution of this document and tender of the payment referenced in below shall constitute an irrevocable offer, which the Company may accept or reject. I understand that my admission to the Company as a Shareholder is contingent upon the Company's acceptance in writing of my Subscription by the Company.

Acceptance by the Company shall be indicated by sending a receipt ("Receipt") via email to you, thereby admitting the undersigned as a Shareholder, effective on startup of the Company or the date of the Receipt, whichever is later.

I understand that pending such acceptance, funds will be deposited in a bank account owned by the Company until used for the purposes described in the Circular, and that the Company will hold in trust any other documents I have furnished, including this Subscription Agreement.

D.	Representations and Warranties

The undersigned hereby makes the following representations and warranties to the Company:

1.	Other Representations

I attest to my Suitability for this investment as follows:

•	My overall commitment to investments that are not readily marketable is not disproportionate to my net worth and my investment in the Company will not cause such overall commitment to be excessive; and

•	All information I have provided in response to quest ions contained within this Subscription Agreement is true and correct as of the date hereof.

2.	Risks

I have evaluated the risks of investing in the Company and here by attest that all of the following statements are true and correct:

•	I understand that the Offering Circular (Circular) is very important and I have reviewed the entire document along with all Exhibits provided by the Company, including the entire Bylaws and this Subscription Agreement; and

•	I confirm that all documents I have requested to satisfy my own due diligence inquiry regarding the Company have been made available and that I have been able to ask questions of Management and have been supplied with such additional information concerning this investment as I have requested; and

•	I recognize that an investment in the Company involves substantial risks and I have taken full cognizance of and understand all risks related to the purchase of Common Stock, including, but not limited to, those set forth in the section entitled "Risk Factors" in the offering materials. I am aware that this investment is highly speculative, and I am capable of bearing the degree of economic risks and burdens of this investment, including, without limitation, the possibility of a complete loss of all contributed capital, and the lack of a public market such that it might not be possible to liquidate this investment; and

LittleFish, Inc.	4	Subscription Booklet

•	The offer to invest in the Company was directly communicated to me in a manner such that I was able to ask questions and receive satisfactory answers concerning the terms and conditions of this transaction, and, at no time was I presented with or solicited for this investment by any promotional meeting, newspaper, magazine, radio or television advertisement or any other form of general advertising; and

•	The Common Stock is being acquired for my own account, or the account of the entity I represent, solely for investment, and are not being purchased with a view to or for the resale, distribution, division or fractionalization thereof; and

•	The Common Stock, or any interests there in, may not be resold, either to an assignee or to a transferee, unless the Common Stock are subsequently registered under the Securities Act of 1933 and appropriate state securities laws, or unless, among other conditions set forth in the Bylaws, and (i) an exemption from registration is available, (ii) any such resale will not cause a termination of the Company for tax purposes, (iii) similar warranties as are set forth in this Agreement are obtained from any such assignee or transferee and (iv) the written approval of the Company (which may be withheld and/or may require a satisfactory legal opinion regarding the availability of such exemption) to any Substitute Shareholder is previously obtained; and

I am able to bear the economic risk that any investment in the Company could become completely worthless.

3.	Considerations

I am aware of all of the following:

•	The Company has little financial or operating history;

•	There are substantial restriction s on the transferability of Common Stock which may not be re-sold or transferred in any event for at least one year from the date of the initial sale and only then may be sold or transferred pursuant to the transfer requirements described in the PP M; furthermore, the Common Stock will not be, and Investors in the Company have no rights to require that the Common Stock be registered under the Securities Act of 1933, or any other state or federal act, and any such registration is unlikely;

•	Financial projections and forecasts, if any, in the materials provided by the CEO are only management's estimates based on assumptions therein stated. There 1s no assurance or guarantee that any such projections and forecasts will be met;

•	At any time, the amount of distributions or tax effects that may be available as a result of investment in the Company is not susceptible to absolute prediction, and different future occurrences, interpretations or new developments in rulings of the Internal Revenue Service, court decisions or legislative changes may have an adverse effect thereon;

•	No federal or state agency has made any finding or determination as to the fairness for public investment, nor any recommendation nor endorsement, of the Com mon Stock;

LittleFish, Inc.	5	Subscription Booklet

•	I recognize that the Company will be subject to various conflicts of interest arising out of its relationship with the Officers and Directors of the Company. I understand that the agreements and arrangements including those relating to compensation of the Officers and Directors by the Company are not the result of arm's length negotiations. I understand the Company will not have independent administrative management and will rely upon the Officers and Directors for management;

•	I understand that the Company has retained legal counsel who has prepared the Offering Circular, Bylaws, and other documents, and that such attorney solely represents the Company or the Officers and Directors and has not agreed to represent any of the Shareholders. I have been advised to seek my own legal counsel. I have access to adequate legal counsel, and to the extent desired have received advice from my own independent legal counsel and have relied exclusively thereon;

•	I have reviewed the interests and compensation to the Officer s and Directors and am satisfied that such is reasonable in connection with the Company and my purchase of interests therein; and

•	I understand that the offering materials supersede any other facts or assumptions that may have been represented, guaranteed, or warranted to me by any person, expressly or by implication, in any way connected with or related to this Offering.

E.	Electronic Signature and Communications Notice and Consent

Digital ("electronic") signatures, often referred to as an "e-signature," enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures.

You may execute this Subscription Agreement by providing one of the following: (i) your original, scanned or faxed signature; or (ii) your electronic signature, as prescribed in the bulleted pa ra graphs below.

•	The mechanics of the electronic signature requested here in include your execution of both this Subscription Agreement, Articles of Incorporation, and the Bylaws for the Company in a sing le signature block. By typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a security hash within an SSL encrypt ed environment, you will have accepted and agreed, without reservation, to all of the terms and conditions contained within this Subscription Agreement, Articles of lncorporation and the Bylaws. Your electronically signed Agreement s will be stored by the Company in such a manner that the Company ca n access them at any time.

•	You hereby consent and agree that the electronic signature below constitutes your signature, acceptance and agreement of the Subscription Agreement as it were actually signed by you in writing. Further, all parties agree that no certification authority or other third -party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and that such transaction has been authorized by you. You agree that your electronic sig nature below is the legal equivalent of your manual signature on both this Subscription Agreement and that you consent to be legally bound by terms and conditions of such Agreements. The Subscription Agreement may be executed in counterparts and by electronic signature, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

LittleFish, Inc.	6	Subscription Booklet

•	Furthermore, you here by agree that all current and future notices, confirmations and other communications regarding this Subscription Agreement specifically, and/or future communications in genera l between the parties, ma y be made by email, sent to the email address of record as set forth in the information below or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt , delivery,· reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the par ties. If any such electronically sent communication fails to be received for any rea son, including but not limit ed to such communications being diverted to the recipient s' spam filters by the recipients' email service provider, or due to a recipients' change of address , or due to technology issues by the recipients' service provider , the parties agree that the burden of such failure to receive is on the recipient and not the sender , and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication (s) and maintaining such physical records in any manner or form that you desire.

•	Your Consent is Hereby Given: By signing this Subscription Agreement, you are explicitly agreeing to receive documents electronically, including your copy of this signed Subscription Agreement , as well as ongoing disclosures, communications and notices.

III.	Offeree Questionnaire

A.	Instructions for Completing Questionnaire

If the answer to any question is "None" or "Not Applicable," please state so. Your answers will at all times, be kept strictly confidential. However by signing this Questionnaire, you agree that the Company may present this Questionnaire to such government regulatory agencies , not including the Internal Revenue Service, as it deems appropriate if called upon to establish the availability under any law of an exemption from registration of the securities offered hereby.

B.	Subscribers (s) Name, Address, Telephone Number and Email:

LittleFish, Inc.	7	Subscription Booklet

SUBSCRIPTION AND SUBSCRIBER INFORMATION

Please print all information (other than signatures), as applicable, in the space provided below

Subscriber Information and Signature

(Name of Subscriber)	Number of Shares:
=
Account Reference (if applicable):

By: Authorized Signature	Aggregate Subscription Price: (the “Subscription Amount”)

(Official Capacity or Title – if the Subscriber is not an individual)

(Name of individual whose signature appears above if different than the name of the Subscriber printed above.)

(Subscriber’s Residential Address, including Municipality and Province)

(Subscriber’s Telephone Number) (Email Address)

State whether Subscriber is an Insider* of the Corporation: Yes ☐ No☐ State whether Subscriber is a Registrant*: Yes ☐ No ☐ (*see Article I, section 1.1. – Definitions)

Acceptance of Subscription

Execution of this Subscription Agreement and tender of the payment herein referenced shall constitute an irrevocable offer which the Company may accept or reject; and acceptance by the Company shall be indicated by its causing the undersigned to become a Shareholder through execution of this Subscription Agreement or amendment thereto, ad mitting the undersigned as a Shareholder.

Investor will be notified of the share price prior to acceptance of their Subscription Agreement. Subscription Agreement will not be accepted by the Company unless the prospective Shareholder agrees with the then current share price in accordance with the Offering Circular.

C.	Determination of Where to File State Securities' Notices

1.	Where does the entity or individual file a tax return?

LittleFish, Inc.	8	Subscription Booklet

D.	Classification of Common Stock

The Common Stock subscribed hereby are being purchased as follows (Check One):

☐ Individual	☐ Corporation
☐ Company	☐ Pension or profit-sharing trust
☐ Joint tenants with right of survivorship	☐ Trust
☐ Tenants in common	☐ Custodian under Uniform Gift to Minors Act

☐ Community property	☐ Employee Benefit Plan
☐ Separate Property	☐ Keogh Plan (HR 10 or 40l(k) Plan)
☐ Custodians	☐ SEP Retirement Account
☐ Traditional Individual Retirement Account
☐ Roth Individual Retirement Account
☐ Other _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _	_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

LittleFish, Inc.	9	Subscription Booklet

Name under which distribution checks should be written:

Note: If you are a resident of Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, Wisconsin or Puerto Rico and you are married but purchasing Common Stock as your sole and separate property, you must have your spouse complete a Community Property Waiver and a Notary Acknowledgment form and return it to the CEO.

If a company, please include a copy of the Company Agreement and a partner certificate authorizing the investment.

If a custodia n, trustee or agent, please include a copy of the trust, agency or other agreement and an entity certificate authorizing the investment.

If a corporation, please include a copy of the Articles of Incorporation and a certified corporate resolution or other document authorizing the investment.

If a limit ed liability company, please include a copy of the Certificate of Formation or the Articles of Organization and a certificate of action of the manager(s) or other document authorizing the investment .

SUBSCRIBER SIGNATURE PAGES FOLLOW

LittleFish, Inc.	10	Subscription Booklet

E.	Signature of Subscriber

The undersigned herewith subscribes for the number of Shares of Common Stock set forth below. This Subscription Agreement and the representations, warranties, acknowledgments and covenants contained in this Subscription Agreement (i) shall be binding upon the heirs, executors, administrators , successors and permitted assigns of the under signed, and (ii) may not be cancelled, withdrawn, revoked, or terminated by the undersigned except as set forth herein. If there is more than one signatory hereto, the representations, warranties, acknowledgments and agreements of the undersigned are made jointly and severally.

I hereby declare, by my signature below, under penalty of perjury under the laws of the State of Residence provided below that the foregoing is true and correct.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ____day of _________, 2019

Signature	Signature

Title or Capacity (if Company, Corporation , Limited Liability Company or other entity)

LittleFish, Inc.	11	Subscription Booklet